UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2016

OneLife Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-198068	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Newport Dr.

Rolling Meadows, IL 60008

(Address of principal executive offices)

708-469-7378

(Registrant's telephone number, including area code)

___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

OneLife Technologies Corp.’s (formerly Oculus, Inc.) (the “Company”) wholly-owned subsidiary, One Media Partners (“One Media”), entered into a machine to machine wireless communications agreement with AT&T Mobility II, LLC (“AT&T”), dated February 5, 2016, pursuant to which the Company agreed to purchase from AT&T, and AT&T agreed to sell to the Company, certain services for use in machine to machine communications on AT&T’s wireless network. Such agreement was finally amended on August 25, 2017, so that AT&T's 3G Network would be made available, at least until December 31, 2021 or by such other national 3G Network retirement date that AT&T provides to the Company by written notice and any 3G Devices still in use when AT&T retires its 3G Network will no longer be able to communicate using AT&T’s Network. The Company may not activate new 3G Devices on the AT&T Network after December 31, 2017. Such amendment was undertaken in order to focus on the development of a new 4G device.

On September 28, 2016, One Media entered into a Co-Brand License Agreement with AT&T Intellectual Property II, L.P. (“AT&T Intellectual”). Pursuant to such Agreement the Company and AT&T Intellectual agreed that One Media would purchase wireless enterprise on demand/control center integration services from AT&T Intellectual to be used with One Media’s medical wearable devices, which will provide wireless communication between One Media subscribers and their health care providers. Furthermore AT&T Intellectual and One Media agreed that they may make use of each other’s trade names, trademarks, service marks, logos, iconography and trade dress.

On December 22, 2017, the Company entered into a stock purchase agreement with Fang Sun (the “SPA”), pursuant to which the Company contracted to acquire all of the issued and outstanding capital stock of Yinuo Technologies LTD., a Chinese corporation (“Yinuo”), whose intellectual property should be pertinent to One Media. Pursuant to the SPA, the Company shall pay $500,000 and 40,000,000 shares of the Company’s common stock. Also, pursuant to the SPA, the current management of Yinuo will receive employment agreements with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 10.2 10.3 10.4

AT&T Machine to Machine Wireless Communications Agreement, by and between One Media and AT&T, dated February 5, 2016.

Second Amendment to Machine to Machine Wireless Communications Agreement, by and between One Media and AT&T, dated August 25, 2017.

Co-Brand License Agreement, by and between AT&T Intellectual Property and One Media, dated September 28, 2016.

Stock Purchase Agreement, by and between the Company and Yinuo, dated December 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 29, 2017

OneLife Technologies Corp. /s/ Robert Wagner By: Robert Wagner Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1 10.2 10.3 10.4

AT&T Machine to Machine Wireless Communications Agreement, by and between One Media and AT&T, dated February 5, 2016.

Second Amendment to Machine to Machine Wireless Communications Agreement, by and between One Media and AT&T, dated August 25, 2017.

Co-Brand License Agreement, by and between AT&T Intellectual Property and One Media, dated September 28, 2016.

Stock Purchase Agreement, by and between the Company and Yinuo, dated December 22, 2017.

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